                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 REDDING BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                 REDDING BANCORP
                              1951 CHURN CREEK ROAD
                            REDDING, CALIFORNIA 96002




                                 March 10, 2000



Dear Shareholder:


        The Annual Meeting of Shareholders of Redding Bancorp will be held at 5:00 p.m. on April 11, 2000, in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002.

        The formal notice of the Annual Meeting and the Proxy Statement follows. A copy of the Redding Bancorp 1999 Annual Report to Shareholders is also enclosed.

        The Proxy Statement outlines the business to be conducted at the meeting, which includes the election of directors and the ratification of Deloitte & Touche LLP as the Company's independent auditors. Your Board of Directors has approved these proposals and we urge you to vote FOR them.

               You are cordially invited to attend this year's meeting in person. However, a form of proxy and pre-addressed envelope are enclosed for your convenience in voting by proxy. We urge you to express your views by completing and returning your proxy whether or not you plan to attend the meeting. This will ensure the voting of your shares if you are unable to attend. If you do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposals. If you fail to return your proxy, you will in effect vote against the proposals. If you do attend the meeting, you may withdraw your proxy and vote in person if you choose.



                                        Sincerely,



                                        Russell L. Duclos
                                        President and
                                        Chief Executive Officer

                                 REDDING BANCORP

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2000



To the Shareholders of Redding Bancorp:


    The Annual Meeting of Shareholders of Redding Bancorp, a California corporation (the "Company"), will be held at 5:00 p.m. on Tuesday, April 11, 2000, in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, 96002, for the following purposes:

1. Election of Directors. Election of the following eight persons to the Board of Directors to serve until the 2001 Annual Meeting of Shareholders and until their successors shall be elected and qualified:

                      Robert C. Anderson     Kenneth R. Gifford, Jr.
                      Russell L. Duclos      Harry L. Grashoff, Jr.
                      Welton L. Carrel       Eugene L. Nichols
                      John C. Fitzpatrick    David H. Scott


2. Ratification of the Appointment of Independent Auditors. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

3. Other Business. Transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

    Shareholders of record as of the close of business on March 1, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

  WE URGE YOU TO MARK, SIGN AND DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. PROXIES WILL ALSO BE ACCEPTED BY TRANSMISSION OF A TELEGRAM, CABLEGRAM, FACSIMILE OR BY ORAL TELEPHONIC TRANSMISSION PROVIDED SUCH TRANSMISSION CONTAINS SUFFICIENT INFORMATION FROM WHICH IT CAN BE DETERMINED THAT THE TRANSMISSION WAS AUTHORIZED BY THE SHAREHOLDER. THE TRANSFER AGENT'S FACSIMILE NUMBER IS (415) 989-5241. RETURNING YOUR PROXY WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.



                                      By Order of the Board of Directors,

                                      /S/David H. Scott,
                                      Secretary




Redding, California
March 10, 2000

                                 REDDING BANCORP
                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Redding Bancorp, a California corporation, of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held at 5:00 p.m. on Tuesday, April 11, 2000, at 1951 Churn Creek Road, Redding, California and any adjournment or postponement thereof (the "Annual Meeting"). The Company's principal executive offices are located at 1951 Churn Creek Road, Redding, California, 96002. Unless otherwise indicated, all references herein to the "Company" refer to Redding Bancorp, a California corporation, and/or its subsidiaries.

        The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. If no choice is specified in a returned proxy, the shares will be voted (i) FOR the election of the nominees for director listed in this Proxy Statement and (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, as described in the Notice of Annual Meeting and in this Proxy Statement and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

        Shareholders of record at the close of business on March 1, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 2,629,813 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding shares of Common Stock ("Common Stock") constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. A broker "non-vote" occurs when the nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be included in the tabulations of the vote's cast on proposals presented to the shareholders and therefore will have the effect of a negative vote. Broker "non-votes" will not be counted for purposes of determining the number of votes cast for a proposal.

        Each holder of Common Stock is entitled to one vote for each share held as of the Record Date, except that in the election of directors, under California law, each shareholder may be eligible to exercise cumulative voting rights and may be entitled to as many votes as shall equal the number of shares of Common Stock held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all of such votes for a single nominee or may distribute them among two or more nominees. No shareholder, however, shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of Common Stock held by such shareholder multiplied by the number of directors to be elected) unless the name(s) of the candidate(s) has (have) been placed in nomination prior to the voting and a shareholder has given notice at the meeting of the shareholder's intention to cumulate such shareholder's votes. If any one shareholder has given notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected.

        The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company may make solicitation by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

        This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about March 10, 2000.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS


        At the Annual Meeting, it will be proposed to elect eight directors, each to hold office until the next Annual Meeting and until successors shall be elected and qualified. It is the intention of the proxy holders named in the enclosed Proxy to vote such Proxies (except those containing contrary instructions) for the eight nominees named below.

        The Board does not anticipate that any of the nominees will be unable to serve as a director, but if that should occur before the Annual Meeting, the proxy holders reserve the right to substitute as nominee and vote for another person of their choice in the place and stead of any nominee unable so to serve. The proxy holders also reserve the right, if a shareholder properly exercises his or her right to cumulate votes, to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of others, and in such order of preference as the proxy holders may determine in their discretion, based upon the recommendation of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE EIGHT NOMINEES FOR DIRECTOR.

        Brief summaries of the background and business experience of each of the nominees covering at least the last five years follow:

        Robert C. Anderson, age 67, has served as Chairman of the Board of the Company since the Company's incorporation in January 1982 and is a member of the loan, executive compensation, asset/liability, audit, long range planning and executive committees of the Board. Mr. Anderson is the mayor of the City of Redding and is a member of the Redding City Council.

        Russell L. Duclos, age 60, has served as President, Chief Executive Officer and a director of the Company since July 1997. From 1982 to July 1997, he served as Chief Credit Officer of the Company. Mr. Duclos presently serves on the asset/liability, executive, loan, and long range planning committees of the Board of Directors.

        Welton L. Carrel, age 62, has served as a director of the Company since January 1982. Mr. Carrel is retired. From 1961 to 1989, he was President of Western Business Equipment d.b.a. Carrel's Office Machines. Mr. Carrel is a member of the audit, and loan committees of the Board of Directors.

        John C. Fitzpatrick, age 64, has been a director of the Company since January 1982. Mr. Fitzpatrick has served as President and Chief Executive Officer of Pepsi Cola Bottling Company of Northern California since 1986 and Chief Executive Officer of Carbonated Industries since its inception in 1986. From 1962 to 1985, Mr. Fitzpatrick was President and Chief Executive Officer of McCall's Dairy Milk and Ice Cream. Mr. Fitzpatrick also serves as Secretary of John Fitzpatrick & Sons, Inc., a company engaged in the real estate investment business. Mr. Fitzpatrick serves as chairman of the long range planning committee and is a member of the executive, executive compensation, and audit committees of the Board of Directors.

        Kenneth R. Gifford, Jr., age 54, has served as a director of the Company since January 1998. Mr. Gifford has been a director, President and Chief Executive Officer of Gifford Construction, Inc. since 1972. Mr. Gifford is a member of the audit, executive compensation and long range planning committees of the Board of Directors.

        Harry L. Grashoff, Jr., age 64, and has served as a director of the Company since January 1982. Mr. Grashoff is retired. From 1982 to July 1997, Mr. Grashoff was President and Chief Executive Officer of the Company. Mr. Grashoff serves as chairman of the loan committee and is a member of the executive, long range planning, and asset/liability committees of the Board of Directors.

         Eugene L. Nichols, age 65, has been a director of the Company since January 1982. He is a General Partner and Chief Executive Officer of Nichols, Melburg and Rossetto and Associates, an architectural firm, a position he has held since 1981. Mr. Nichols serves on the audit, and long range planning committees of the Board of Directors.

        David H. Scott, age 56, has been a director of the Company since April 1997. He is Managing Partner of D. H. Scott & Company, a public accounting firm, a position he has held since 1986. Mr. Scott serves as chairman of the audit and asset/liability committees and is a member of the executive compensation and loan committees of the Board of Directors.

        None of the directors were selected pursuant to arrangements or understandings other than with the directors and shareholders of the Company acting within their capacity as such. There are no family relationships between any of the directors, and none of the directors serve as a director of any other company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has a standing Loan Committee, Executive Committee, Asset/Liability Committee, Long-range Planning Committee, Executive Compensation Committee and Audit Committee. The Board has not appointed a Nominating Committee. The Executive Compensation Committee and Audit Committee are comprised entirely of independent directors.

        Executive Committee

        The members of the Executive Committee during 1999 were Robert C. Anderson, Russell L. Duclos, John C. Fitzpatrick, and Harry L. Grashoff, Jr. The Executive Committee held 12 meetings during 1999. The Executive Committee's functions are to review and discuss all current and pending strategic actions of the Company.

        Loan Committee

        The members of the Loan Committee during 1999 were Robert C. Anderson, Russell L. Duclos, Harry L. Grashoff, Jr., Welton L. Carrel and David H. Scott. The Loan Committee held 52 meetings during 1999. The Loan Committee's functions are to establish credit policy, monitor portfolio quality, review and approve credits, establish lending limits and monitor the Company's reserve allowance.

        Long-range Planning Committee

        The members of the Long-range Planning Committee during 1999 were Robert
C. Anderson, Russell L. Duclos, Welton L. Carrel, John C. Fitzpatrick, Kenneth
R. Gifford, Jr., Harry L. Grashoff, Jr., and Eugene L. Nichols. The Long-range Planning Committee held one retreat during 1999. The Long-range Planning Committee's functions are to establish short and long term strategic goals for the Company and approve operating budgets.

        Asset/Liability Committee

        The members of the Asset/Liability Committee during 1999 were Robert C. Anderson, Russell L. Duclos, Harry L. Grashoff, Jr. and David H. Scott. The Asset/Liability Committee held three meetings during 1999. The Asset/Liability Committee's functions are to establish investment policy, monitor mix and maturity of the loan and investment portfolios and monitor exposure to interest rate risk.

        Executive Compensation Committee

        The members of the Executive Compensation Committee during 1999 were Robert C. Anderson, John C. Fitzpatrick, Kenneth R. Gifford, Jr., and David H. Scott. The Executive Compensation Committee held one meeting during 1999. The Executive Compensation Committee's functions are to administer the Company's compensation programs and policies applicable to its executive officers. The Executive Compensation Committee meets annually to review and reestablish the salaries of the Company's executive officers, to propose adjustments to the incentive compensation bonus program. The Executive Compensation Committee also administers the Company's 1998 Stock Option Plan.

        Audit Committee

        The members of the Audit Committee during 1999 were Robert C. Anderson, Welton L. Carrel, John C. Fitzpatrick, Kenneth R. Gifford, Jr., Eugene L. Nichols and David H. Scott. The Audit Committee held three meetings during 1999. The Audit Committee's functions are to oversee the Company's relationship with its independent accounting firm, to review the recommendations of such accounting firm, to determine whether the recommendations of the accounting firm are being implemented and to oversee the internal audit function of the Company.

BOARD OF DIRECTORS MEETINGS

        The Board of Directors held 12 meetings during 1999. All directors attended at least 95% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors serve.

DIRECTORS' COMPENSATION

        Each outside director of the Company receives $900 for each Board of Directors meeting attended, $500 for each meeting not attended, $250 for each loan and audit committee meeting attended and $200 for all other committee meetings attended. Committee chairmen are paid an additional $50 per meeting. The Chairman of the Board is paid an additional $700 per month, regardless of the number of meetings attended. Directors are also eligible to participate in the 1998 Stock Option Plan, as determined by the Executive Compensation Committee.

        In April 1998, options to purchase shares of the Company's Common Stock were granted to each of the Company's directors as follows: Robert C. Anderson:
45,000 shares, Welton L. Carrel: 27,000 shares, John C. Fitzpatrick: 37,500 shares, Kenneth R. Gifford, Jr.: 18,000 shares, Harry L. Grashoff, Jr.: 37,500 shares, Richard W. Green: 33,000 shares, Charles E. Metro: 27,000 shares, Eugene
L. Nichols: 25,500 shares and David H. Scott: 19,500 shares. The options were granted at an exercise price of $9.07, which represented 85% of the fair market value of the Common Stock on the date of grant as determined by the Board of Directors. The options vest at the rate of 20% per year commencing on April 22, 1998. Under the terms of the 1998 Stock Option Plan, vesting of the options is accelerated in the event of a change of control (as defined in the 1998 Stock Option Plan), termination of employment by reason of death or disability, termination of employment by the Company without cause or, in the case of an outside director, mandatory retirement. On March 1, 1999, Richard W. Green retired, resulting in the vesting of 100% of his options as of that date and on April 30, 1999, Charles E. Metro retired, resulting in the vesting of 100% of his options as of that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 1, 2000 by (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as defined on page 8) and (iv) all directors and executive officers of the Company as a group.

                                                 Number of Shares of
                                                      Common Stock      # Percentage
Name and Address of Beneficial Owner             Beneficially Owned(1)    of class
------------------------------------             ---------------------  ------------
Gilbert and Irene Goetz
P. O. Box 493130
Redding, CA  96049........................               150,240            5.71%

Robert C. Anderson(2)
1951 Churn Creek Road
Redding, CA  96002........................               159,500            6.07%

John C. Fitzpatrick(3)
1951 Churn Creek Road
Redding, CA  96002........................               185,670            7.06%

Harry L. Grashoff, Jr.(4)
1951 Churn Creek Road
Redding, CA  96002........................               153,220            5.83%

Welton L. Carrel(5).......................                87,840            3.34%

Russell L. Duclos(6)......................                29,082            1.11%

Kenneth R. Gifford, Jr.(7)................                36,057            1.37%

Eugene L. Nichols(8)......................                47,742            1.82%

David H. Scott(9).........................                18,300              *

Linda J. Miles(10)........................                 9,000              *

Michael C. Mayer(11)......................                12,000              *

All directors and executive officers as a
group (10 persons)........................               888,651           33.55%


 *   Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 2000, are deemed to be beneficially owned by the person holding such option for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 141,500 shares held by the Anderson Family Revocable Living Trust, of which Mr. Anderson is a co-trustee and shares voting and investment power with respect to such shares, and 18,000 shares issuable to Mr. Anderson upon the exercise of options exercisable within 60 days of March 1, 2000.

(3) Includes 119,010 shares held by Carbonated Industries Inc., a California limited partnership, 51,660 shares owned by the Pepsi Profit Sharing Plan (the "Pepsi Plan") and 15,000 shares issuable to Mr. Fitzpatrick upon the exercise of options exercisable within 60 days of March 1, 2000. Mr. Fitzpatrick is chief executive officer of Carbonated Industries, Inc., the general partner of Pepsi, and may be deemed to share voting and investment power with respect to such shares. Mr. Fitzpatrick is a participant in the Pepsi Plan. Mr. Fitzpatrick disclaims beneficial ownership of such shares except for those shares in which he has a pecuniary interest.

(4) Includes 125,720 shares held by the Grashoff Family Revocable Trust of which Mr. Grashoff and his wife are co-trustees, 5,640 shares held separately in his spouse's name, 6,860 held individually and 15,000 shares issuable to Mr. Grashoff upon the exercise of options exercisable within 60 days of March 1, 2000.

(5) Includes 76,860 shares held by the Carrel Family Living Trust of which Mr. Carrel is a co-trustee and shares voting and investment power with respect to such shares, 180 shares held in Mr. Carrel's spouse's name for their grandchildren and 10,800 shares issuable to Mr. Carrel upon the exercise of options exercisable within 60 days of March 1, 2000.

(6) Includes 17,082 shares held by the Duclos Family Trust of which Mr. Duclos and his wife are co-trustees, and 12,000 shares issuable to Mr. Duclos upon the exercise of options exercisable within 60 days of March 1, 2000.

(7) Includes 28,857 shares held jointly with Mr. Gifford's spouse and 7,200 shares issuable to Mr. Gifford upon the exercise of options exercisable within 60 days of March 1, 2000.

(8) Includes 1,500 shares held jointly with Mr. Nichols' spouse, 1,098 shares held separately in his spouse's name, 34,944 individually and 10,200 shares issuable to Mr. Nichols upon the exercise of options exercisable within 60 days of March 1, 2000.

(9) Includes 1,645 shares held by the David H. Scott Accountancy Corporation 401(k) Plan, of which Mr. Scott is a trustee and shares voting and investment power with respect to such shares, 8,855 shares held jointly with Mr. Scott's spouse and 7,800 shares issuable to Mr. Scott upon the exercise of options exercisable within 60 days of March 1, 2000.

(10) Consists of 9,000 shares issuable to Ms. Miles upon the exercise of options exercisable within 60 days of March 1, 2000.

(11) Includes 9,000 shares issuable to Mr. Mayer upon the exercise of options exercisable within 60 days of March 1, 2000.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

        The following table sets forth certain summary information concerning compensation paid to the Company's Chief Executive Officer and two other officers who were serving as executive officers on December 31, 1999, and whose aggregate salary and bonus exceeded $100,000 in fiscal 1999 (the "Named Executive Officers") and for each of the fiscal years ended December 31, 1998 and 1997.

                                  SUMMARY COMPENSATION TABLE
                                                                    Long term
                                     Annual Compensation       compensation awards
                               -----------------------------  ----------------------
                                                                          Securities   All Other
                                                                          Underlying   Compensation
Name and Principal Position    Year   Salary($)     Bonus($)  Other($)(3) Options(#)   ($)(4)
---------------------------    ----   ---------     --------  ----------- ----------   ------------
Russell L. Duclos              1999   $107,300(1)   $ 99,720     $5,000     30,000       $3,457
President & Chief Executive    1998   $105,000(2)   $ 80,000     $5,000        -         $3,378
Officer                        1997   $103,000      $ 74,400     $5,000        -         $2,342

Michael C. Mayer               1999   $ 82,000      $ 80,428     $5,000     22,500       $3,985
Executive Vice President &     1998   $ 80,000      $ 66,890     $5,000       -          $3,584
Chief Credit Officer           1997   $ 50,000      $ 26,250     $5,000       -          $1,171

Linda J. Miles                 1999   $ 85,000      $ 81,886     $5,000     22,500       $4,029
Executive Vice President &     1998   $ 83,000      $ 83,459     $5,000       -          $3,660
Chief Financial Officer        1997   $ 80,000      $ 70,000     $5,000       -          $2,342


(1) Includes $20,000 deferred by Mr. Duclos pursuant to the Company's Deferred Compensation Plan.

(2) Includes $64,265 deferred by Mr. Duclos pursuant to the Company's Deferred Compensation Plan.

(3) Represents an automobile for business use, for which the Company pays all expenses, and membership expenses in connection with the use of a private club for business purposes, particularly for the purpose of entertaining the Bank's customers. The officers may have derived some personal benefit from the use of such automobiles and membership. The Company, after reasonable inquiry, believes that the value of any personal benefit not directly related to job performance which is derived from the personal use of such automobile and membership does not exceed $5,000 per year in the aggregate for any single executive officer.

(4)   Represents health insurance premiums paid by the Company.

                                  STOCK OPTIONS

    The following table summarizes the value of the options held at the end of fiscal 1999. No options were granted or exercised by the Named Executive Officers during the fiscal year ended December 31, 1999.

                          THE NAMED EXECUTIVE OFFICERS


                               Individual Grants                            Potential
                 --------------------------------------------------    Realizable Value at
                   Number of   Percentage of                         Assumed Annual Rates of
                  Securities   Total Options                         Stock Price Appreciation
                  Underlying    Granted to    Exercise                  for Option Term(4)
                    Options    Employees in   Price      Expiration  ------------------------
Name             Granted(#)(1)  Fiscal Year   ($/Sh)(2)    Date(3)     5%($)          10%($)
----             ------------- ------------- ---------- -----------  ---------      ---------
Russell L. Duclos.   30,000          -%       $10.67     04/22/08    $199,200       $508,200
Linda J. Miles....   22,500          -%       $10.67     04/22/08    $149,400       $381,150
Michael C. Mayer..   22,500          -%       $10.67     04/22/08    $149,400       $381,150
------------

(1) The right to exercise these stock options vests on an annual basis over a five-year period. Under the terms of the Company's stock plans, the committee designated by the Board of Directors to administer such plans retains the discretion, subject to certain limitations, to modify, extend or renew outstanding options and to reprice outstanding options. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options.

(2) The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Board of Directors.

(3) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.

(4) The five- percent and ten percent assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Stock. No assurance can be given that any of the values reflected in the table will be achieved.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                        Securities Underlying                Value of
                             Unexercised                    Unexercised
                              Options at              In-the-Money Options at
                         December 31, 1999(#)         December 31, 1999($)(1)
                     ---------------------------   ---------------------------

Name                 Exercisable   Unexercisable   Exercisable   Unexercisable
----                 -----------   -------------   -----------   -------------
Russell L. Duclos.      6,000          24,000        $67,980        $271,920
Linda J. Miles....      4,500          18,000        $50,985        $203,940
Michael C. Mayer..      4,500          18,000        $50,985        $203,940

------------

(1) Based on the fair market value of the Company's Common Stock at December 31, 1999 of $22.00 per share less the applicable exercise price per share. The fair market value of the Company's Common Stock at December 31, 1999 was determined based on the last reported sale of the Company's Common Stock in 1999, which occurred on December 29, 1999.

1998 STOCK OPTION PLAN

        On February 17, 1998, the Board of Directors adopted the 1998 Stock Option Plan (the "Plan"), which was approved by the Company's shareholders on April 21, 1998. The Plan provides for awards in the form of options (which may constitute incentive stock options ("Incentive Options") under Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options ("NSOs")) to key personnel of the Company, including the directors of the Company or any subsidiary. The Plan is not qualified under section 401(a) of the Code or subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan provides that Incentive Options under the Plan may not be granted at less than 100% of fair market value of the Company's Common Stock on the date of the grant, which means the recipient receives no benefit unless the Company's Common Stock price increases over the option term. Under the terms of the Plan, NSOs may not be granted at less than 85% of the fair market value of the Common Stock on the date of the grant. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (i) encouraging key personnel to focus on critical long range objectives, (ii) increasing the ability of the Company to attract and retain key personnel and (iii) linking key personnel directly to shareholder interests through increased stock ownership. A total of 540,000 shares of the Company's Common Stock are available for grant under the Plan. If an option granted under the Plan expires, is canceled, forfeited or terminates without having been fully exercised, the unpurchased shares which were subject to that option again become available for the grant of additional options under the Plan.

        The Plan is administered by the Executive Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the Executive Compensation Committee determines the number of options in the award as well as the vesting and all other conditions. The Plan provides that all options under the Plan shall vest at a rate of at least 20% per year from the date of the grant. Vesting may be accelerated in the event of an optionee's death, disability, or retirement, or in the event of a change in control (as defined in the 1998 Stock Option Plan). As of March 1, 2000, the Company had outstanding options to purchase an aggregate of 377,950 shares of the Company's Common Stock at exercises prices ranging from $9.07 to $19.00 per share or a weighted average exercise price per share of $10.45.

EXECUTIVE DEFERRED COMPENSATION PLAN

        Effective April 1990, the Board of Directors adopted an Executive Deferred Compensation plan pursuant to which the Chief Executive Officer of the Company may elect to defer all or any part of earned compensation to provide for retirement income. An election to defer compensation continues in effect until revoked and deferred compensation, together with interest thereon, is payable to the executive or his or her beneficiary within 30 days after the date of retirement, death or resignation unless the executive has designated an optional installment method of payment over a period of up to ten years. The amount of salary deferral may be changed annually by the executive. The Company also provides certain additional benefits in the event of the executive's death while employed by the Company. The Company has purchased a life insurance policy on the executive and the Company is the owner and beneficiary of the policy. In the event that upon the executive's death before termination of employment with the Company and before the attainment of age 65, benefits will be paid to the executive's beneficiary.

DIRECTORS DEFERRED COMPENSATION PLAN

        Effective January 1993, the Board of Directors adopted the Directors Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which each director of the Company may elect to defer all or any part of the compensation to which such director would be entitled as a director such as director's fees or committee fees. An election to defer compensation continues in effect until revoked and deferred compensation, together with interest thereon, is payable to the director or his or her beneficiary within 30 days after the date of death or resignation unless the director has designated an optional installment method of payment over a period of up to ten years. Pursuant to the Deferred Compensation Plan, each director may designate one or more beneficiaries to receive amounts due such director upon such director's death. Interest on amounts deferred is credited on a monthly basis and compounded at a rate equal to one half percent above the Company's reference rate in effect on July 1 of each year. If the Company changes the method of computing its reference rate, then the Deferred

Compensation Plan provides that the Company's reference rate will be replaced by the prime rate published in the West Coast edition of the Wall Street Journal. The Deferred Compensation Plan may be terminated by the Company at any time with respect to compensation earned on or after the termination date.

PENSION AND LONG-TERM INCENTIVE PLANS

        The Board of Directors of the Company adopted an Incentive Profit Sharing Plan in July 1983, which will remain in effect until terminated by the Board of Directors. The Incentive Profit Sharing Plan provides that bonuses are computed on the Company's profits after a 20% return on prior years equity, before taxes, less any gain on investment securities plus any loss on investment securities sold. The bonus is paid on the first day of each calendar quarter as to 70% of the bonus earned for the previous calendar quarter. Upon receipt of the audited annual statement, the incentive bonus is adjusted and the remainder of the bonus earned, if any, is paid to the recipients thereof.

        The participants in the Incentive Profit Sharing Plan are the Company's President and Chief Executive Officer, Russell L. Duclos, as to 2.31%of the profits as defined above; Michael C. Mayer, Executive Vice President and Chief Credit Officer, as to 1.86%of such profits; and Linda J. Miles, Executive Vice President and Chief Financial Officer as to 1.93% of such profits. The remainder of the Company's employees may receive up to 13% of the profits at the discretion of the President of the Company.

EMPLOYMENT AGREEMENTS

        In June 1997, the Company entered into an employment agreement with Russell L. Duclos, the President and Chief Executive Officer of the Company. The agreement may be terminated by either the Company or Mr. Duclos, with or without cause or notice. Unless sooner terminated, the agreement shall automatically terminate on June 30, 2000. Pursuant to the agreement, Mr. Duclos' initial base salary was $100,000 per year and is reviewed and adjusted annually. The agreement also provides that Mr. Duclos shall be eligible to receive profit sharing compensation pursuant to the Company's Incentive Profit Sharing Plan. The Company has further agreed to provide Mr. Duclos with the following additional benefits: (i) an automobile and payment of all necessary and customary expenses therefor, (ii) a proprietary membership and monthly dues in the Riverview Country Club for use by Mr. Duclos for business development and
(iii) an annual paid vacation of four weeks. In the event Mr. Duclos is terminated by the Company for a reason other than cause, the Company is obligated to pay Mr. Duclos an amount equal to twice his then annual base salary, which amount is required to be paid over a period of one year.

INDEMNIFICATION MATTERS

        The Company's bylaws provide for indemnification of the Company's directors, officers, employees and other agents of the Company to the extent and under the circumstances permitted by the California General Corporation Law. The Company's bylaws also provide that the Company shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of the Company's bylaws.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions in the Company's bylaws, the Company has been informed that, in the opinion of the Securities and Exchange Commission (the "SEC"), such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company.

Based upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Executive Compensation Committee of the Board of Directors consists of four directors, none of whom is an officer or employee of the Company.


                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Company's compensation programs and policies applicable to its executive officers are administered by the Executive Compensation Committee of the Board of Directors. The Executive Compensation Committee is made up entirely of nonemployee directors. The members of the Executive Compensation Committee are Robert C. Anderson, John C. Fitzpatrick, David H. Scott and Kenneth R. Gifford, Jr.

        Compensation Philosophy and Policies

        The Company's compensation programs and policies are designed to enhance shareholder value by aligning the financial interests of the executive officers of the Company with those of the Company's shareholders. The Executive Compensation Committee meets annually to review the salaries of executive officers, to reestablish the base salary, to propose adjustments to the incentive compensation portion and to establish a discretionary bonus plan if all performance objectives are met. Income arising under the 1998 Stock Option Plan currently does not qualify as performance-based compensation. The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors' practice, the Company's compensation philosophy and the Company's best interests, including compensation that may not be deductible.

        Components of Executive Officer Compensation

        There are four primary components of executive compensation: base salary, incentive bonus, discretionary bonus and options granted under the 1998 Stock Option Plan.

        Base Salary. The annual base salaries of executive officers are reviewed by the Executive Compensation Committee, taking into consideration the level of peer group salaries, the overall performance of the Company, the performance of the portfolio and department under the executive officer's management control and the individual executive officer's contribution and performance.

        The base salary for the Chief Executive Officer for 1999 was determined by (i) examining the Company's performance against its preset goals, (ii) comparing the Company's performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the Chief Executive Officer and
(iv) comparing the base salary of the Chief Executive Officer to that of other chief executive officers in the Company's peer group. The total compensation received by the Company's Chief Executive Officer is detailed in the Summary Compensation Table.

        Incentive Bonus Plan. The Company's Incentive Bonus Plan (the "Bonus Plan") is a cash-based incentive bonus program. The Bonus Plan provides that bonuses are computed on the Company's profit after a 20% return on prior years equity, before income taxes, less any gain on investments securities sold and plus any losses on investment securities sold. The cash incentive is paid the first week of each calendar quarter as to 70% of the incentive earned for the previous calendar quarter. The Company on its audited annual financial statement makes an adjustment of the incentive bonuses upon receipt. Upon receipt of the statement, the incentive bonus is adjusted, and the remainder of the bonus, if any, is paid to the recipients thereof. The Company's President & Chief Executive Officer earns 2.31% of the profits as defined above, the Company's Executive Vice President and Chief Credit Officer earns 1.86% of the profits, and the Company's Executive Vice President and Chief Financial Officer earns 1.93% of the profits.

        Discretionary Bonus. Each year the Executive Compensation Committee establishes a discretionary bonus plan for the Company's three highest-ranking executive officers. The bonus is paid if the Company meets certain preset financial goals set forth in the Company's strategic plan. For 1999, the Company's financial goals included a shareholder return of at least 18%, net income of at least $4,500,000 and a return on assets of at least one and ninety hundredths percent. Because the goals were met for 1999, Russell L. Duclos was awarded a discretionary bonus of $25,000, and Linda J. Miles and Michael C. Mayer each were awarded $20,000.

        Stock Options. Under the Company's compensation philosophy, ownership of the Company's Common Stock is a key element of executive compensation. The grant of a stock option is intended to retain and motivate key executives and to provide a direct link with the interest of the shareholders of the Company. In general, stock option grants are determined based on (i) prior award levels,
(ii) total awards received to date by the individual executives, (iii) the total stock award to be made and the executive's percentage participation in that award, (iv) the executive's direct ownership of Company Common Stock, (v) the number of options vested and nonvested and (vi) the options outstanding as a percentage of total shares outstanding. The Company's executive officers were not awarded stock options in 1999.




                                    Respectfully submitted,

                                    Robert C. Anderson
                                    John C. Fitzpatrick
                                    David H. Scott
                                    Kenneth R. Gifford, Jr.

STOCK PRICE PERFORMANCE GRAPH

    The following graph compares the Company's cumulative total return to shareholders during the past five years with that of the Standard & Poor's 500 Composite Stock Index (the "S&P") and the SNL Securities less than $250M Bank Asset-Size Index (the "SNL Securities Index"). The stock price performance shown on the following graph is not necessarily indicative of future performance of the Company's Common Stock.

                                 REDDING BANCORP
                           STOCK PERFORMANCE GRAPH(1)

                    1994    1995     1996     1997     1998     1999
                    ----    ----     ----     ----     ----     ----
Redding Bancorp      100   101.98   103.55   107      180.7    223.23
S&P 500              100   137.58   169.03   225.44   289.79   350.78
SNL                  100   140.62   177.67   289.92   275.6    242


SNL SECURITIES LC (C)2000                                         (804) 977-1600

(1) Assumes $100 invested on December 31, 1994, in the Company's Common Stock, the S&P and the SNL Securities Index. Assumes reinvestment of dividends. Source:
SNL Securities (share prices for the Company's Common Stock was furnished to SNL Securities by the Company).

                                   PROPOSAL 2
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, subject to ratification by the shareholders. Representatives of Deloitte & Touche LLP are not expected to be present at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEARS ENDING DECEMBER 31, 2000.


         REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROPOSALS,
             NOMINATION OF DIRECTORS AND OTHER SHAREHOLDER BUSINESS

        Under the Rules of the SEC, if a shareholder wants to include a proposal in the Company's Proxy Statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Shareholders, the proposal must be received by the Company at its principal executive offices by November 20, 2001.

        Under the Company's bylaws, as permitted by the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

        Nomination of directors must be made by notification in writing delivered or mailed to the President of the Company at the Company's principal executive offices not less than 30 days or more than 60 days prior to any meeting of shareholders called for election of directors. The Company's annual meeting of shareholders is generally held on the third Tuesday of April. If the Company's 2001 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any nomination no earlier than February 18, 2001, and no later than March 19, 2001. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. If the Chairman of the meeting acknowledges the nomination of a person not made in compliance with the foregoing procedures, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when the nomination is made at the meeting.

        Notice of any business item proposed to be brought before an annual meeting by a shareholder must be received by the Secretary of the Company not less than 70 days or more than 90 days before the annual meeting. If the Company's 2001 Annual Meeting of Shareholders is held on schedule, the Company must receive notice of any proposed business item no earlier than January 19, 2001, and no later than February 7, 2001. If the Company does not receive timely notice, the Company's bylaws preclude consideration of the business item at the annual meeting.

        The Company's bylaws also provide that notices regarding nomination of directors must contain certain information about the director nominee. With respect to notice of a proposed item of business, the bylaws provide that the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and certain information regarding the shareholder giving the notice. Shareholders may obtain a copy of the Company's bylaws by sending a written request to the Secretary of the Company at the Company's principal executive offices.


                                 OTHER BUSINESS

        The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

        Whether or not you intend to be present at the Annual Meeting, we request you to return your signed proxy promptly.




                                        By Order of the Board of Directors,



                                        David H. Scott, Secretary



Redding, California
March 10, 2000

                                 REDDING BANCORP

          This proxy is solicited on behalf of the Board of Directors.


        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Redding Bancorp and the accompanying Proxy Statement dated March 10,2000 and revoking any proxy heretofore given, hereby constitute(s) and appoint(s) Robert C. Anderson and Russell L. Duclos, and each of them with full power of substitution, as attorney and proxy of the undersigned, to attend the 2000 Annual Meeting of Shareholders of Redding Bancorp to be held at 5:00p.m. on April 11, 2000, in the lobby of Redding Bank of Commerce located at 1951 Churn Creek Road, Redding, California, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as indicated on the reverse.

       (Continued, and to be marked, dated and signed, on the other side)

                              Fold and Detach Here

--------------------------------------------------------------------------------

This proxy when properly executed will be voted in the manner, directed by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees listed under Item 1 and in favor of Item 2.

     The Board of Directors recommends a vote FOR Items 1 through 2, below.

1.  ELECTION OF DIRECTORS                        [ ] For all nominees listed to the left (except
                                                     as marked to the contrary
Nominees: 01 Robert C. Anderson                  [ ] WITHHOLD AUTHORITY  to vote for all nominees
02 Russell L. Duclos, 03 Kenneth R. Gifford, Jr.     listed to the left
04 Harry L. Grashoff, Jr., 05 Welton L. Carrel
06 Eugene L. Nichols, 07 John C. Fitzpatrick,
and 08 David H. Scott

(INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name listed above.)

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S
   INDEPENDENT AUDITORS.          [ ] For [ ] Against [ ] Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

                                                 Please sign exactly as the name appears herein. When
                                                 Shares are held by joint tenants, both should sign.
                                                 When signing as attorney, executor, administrator,
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY     Trustee or guardian, please give full title as such.
PROMPTLY USING THE ENCLOSED ENVELOPE.            If a corporation, please sign in full corporate name
                                                 By President or other authorized officer. If a
                                                 partnerShip please sign in partnership name by
                                                 authorized person.

                                                 _________________________________________________
                                                 Signature

                                                 _________________________________________________
                                                 Signature

                                                 Date: _____________________________________, 2000

                 Fold and Detach Here and Read the Reverse Side

                                Vote by telephone
                           Quick ** Easy ** Immediate

           YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24-hours a day 7 days a week.

        There is NO CHARGE to you for this call. - Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
  OPTION 1:    To vote as the Board of Directors recommends on ALL proposals, press 1.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  OPTION 2:    If you choose to vote on each Proposal separately, press 0.
               You will hear these instructions.
--------------------------------------------------------------------------------


Proposal 1 - To vote FOR ALL Nominees, Press 1; to WITHHOLD FOR ALL nominees, press 9, to WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listed to the instructions

Proposal 2 - To vote FOR, press 1; AGAINST, press 9, ABSTAIN, Press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

           The instructions are the same for all remaining proposals.

                                       OR

2. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.